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                                                                   Exhibit 10(c)



                         EXECUTIVE EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                             UNITED WATER RESOURCES
                                      AND
                              RICHARD B. MC GLYNN

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AGREEMENT, dated as of January 1, 1995, by and between United Water Resources,
Inc. (the "Employer"), and Richard B. McGlynn (the "Employee").

IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1:  EMPLOYMENT, TERM DUTIES AND RESPONSIBILITIES
- --------------------------------------------------------
1.1  Employment.
     ----------

     Employer hereby agrees to employ Employee, and Employee agrees to serve as employee of Employer during the Period of Employment, as General Counsel of the Employer. It is understood and agreed that the position of General Counsel is an Executive Officer level position and shall be considered as such for all purposes.

1.2  Period of Employment.
     ---------------------

     If at any time during the Period of Employment, the Employer fails, without Employee's consent, to cause Employee to be elected or re-elected as General Counsel of the Employer, or removes Employee from such offices, or if at any time during the Period of Employment, Employee shall fail to be vested by the Board of Directors of the Employer with the power and authority of an Executive Officer of Employer at a level equivalent to Employee's current position, Employee shall have the right by written notice to Employer to terminate his services hereunder, effective as of the last day of the month after the month of receipt by Employer of the written notice, in which event the Period of Employment, as hereinafter defined, shall so terminate on the last day of such month; termination under these circumstances shall be deemed pursuant to Section 3.1 hereof as a termination by Employee with "Good Reason" (as defined therein) with all the consequences which flow from such termination.

1.3  Non-Disclosure.
     --------------

     Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential information or proprietary data of Employer and the parent company and subsidiaries of Employer so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

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1.4  Term of Employment.
     ------------------
     The "Period of Employment" shall be the 5 year period commencing January 1, 1995 and ending on December 31, 1999.

1.5  Duties and Responsibilities.
     ---------------------------

     Employee shall devote Employee's full business time, attention and best efforts to the affairs of Employer and the parent company and subsidiaries of Employer during the Period of Employment as an Executive Officer of Employer at a level equivalent to Employee's current position, provided,
                                                                    --------
     however, that Employee may engage in other activities, such as activities
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     involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the Board of Directors of other organizations (as Employer may from time to time agree to), and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Employer and the parent company and subsidiaries of Employer. Employer acknowledges that Employee is currently serving as a Director of Atlantic Energy, Inc. and agrees to Employee's continuing to serve in that capacity during the term of this Agreement.

SECTION 2: COMPENSATION AND BENEFITS
- ------------------------------------
2.1  Base Salary.
     -----------

     Employer will pay to Employee during the Period of Employment a base annual salary of $180,000, payable in accordance with Employer's normal payroll policies for senior executives, subject to applicable withholding of taxes and other applicable payroll deductions. It is agreed between the parties that Employer shall review the base annual salary annually and in light of such review may, in the discretion of the Board of Directors of Employer (but shall not be obligated to), increase such base annual salary taking into account any change in Employee's then responsibilities, increases in the cost of living, increases in compensation of other executives of Employer and the parent company and subsidiaries of Employer, performance by Employee, and other pertinent factors.

2.2  Employee Benefits.
     -----------------
     (a)  Vacation and Sick Leave.
          -----------------------

          Employee shall be entitled to 20 days paid vacation per year and to reasonable sick leave as determined by the Board of Directors of Employer but no less than Employer's policy at the date of this Agreement.

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     (b)  Regular Reimbursed Business Expenses.
          ------------------------------------

          Employer shall reimburse Employee for all travel and other expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, in accordance with Employer's established policies.

     (c)  Employer's Benefit Plans or Arrangements.
          ----------------------------------------

          Employee, subject to the provisions of this Agreement, shall be entitled to participate in all employee benefit plans of Employer in which other executives of Employer participate, as presently in effect or as they may be modified or added to by Employer from time to time, including, without limitation, plans providing retirement benefits, medical insurance, disability insurance, and accidental death or dismemberment insurance and shall be entitled to full credit thereunder for all service with Employer and any successor. Employee shall be provided with the use of a company car with all lease, operating costs, insurance, etc. paid by Employer. Benefits shall be at least comparable to those provided by the current plans of Employer.

2.3  Executive Compensation Plans.
     ----------------------------

     Employee, subject to the provisions of this Agreement, shall be entitled to participate in all executive compensation plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, including without limitation, management incentive plans, deferred compensation plans, supplemental "top hat" retirement plans and stock and stock option plans. Employee shall be entitled to benefit opportunities and incentives at least comparable to those to which Employee is entitled at the date of this Agreement.

SECTION 3: TERMINATION
- ----------------------
3.1  Termination by Employer Other Than for Cause or by Employee with Good
     ---------------------------------------------------------------------
     Reason.
     ------

     If Employer should terminate the Period of Employment other than for Cause, as defined herein, or if Employee should terminate the Period of Employment with Good Reason, in addition to all other benefits, if any, payable as provided for hereunder, Employer shall forthwith pay to Employee an amount equal to the sum of (a) the result of multiplying (i) the base annual salary payable to Employee pursuant to Section 2.1 as of the date of termination of the Period of Employment (ii) the number of years (and fractions thereof) then remaining in the Period of Employment.

     "Cause" shall mean the continued and willful failure by Employee to perform substantially his duties with Employer (other than any such failure resulting from incapacity due to physical or mental illness)

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     after a demand for substantial performance is delivered to Employee by
     Employer; conviction of a felony; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from Employer followed by a repetition of such excessive absenteeism; misconduct or dishonesty that is harmful to the interest of Employer; or material breach by Employee of this Agreement.

     Employee's termination with "Good Reason" shall mean Employee's termination of his employment pursuant to Section 1.2 above; a reduction by Employer in Employee's base annual salary as in effect immediately prior to such reduction; or a material breach by Employer of its obligations under this Agreement.

3.2  Termination by Employee or by Employer for Cause.
     ------------------------------------------------
     (a) Employee shall have the right, upon 30 days' notice given to Employer in accordance with Section 9 hereof, or as otherwise agreed to by Employer, to terminate the Period of Employment.
     (b)  If Employee should terminate the Period of Employment pursuant to
          Section 3.2(a) above or Employer should terminate the Period of Employment for Cause, as herein defined, Employee will be entitled to be paid the base annual salary otherwise payable to Employee under
          Section 2.1 through the end of the month in which the Period of Employment is terminated. Employee shall be entitled to all other earned and accrued benefits to which Employee would otherwise be entitled through the termination date.

SECTION 4: SOURCE OF PAYMENTS
- -----------------------------

All payments provided herein shall be paid from the general funds of Employer unless otherwise properly payable under any contract, trust or other arrangement maintained by Employer for purposes of such payment. Employer shall not be required to segregate any funds, create any trust or make any special deposits to fund any obligations under this Agreement, provided, however, that Employer,
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at its sole and absolute discretion, may take any steps it deems appropriate to meet its obligation hereunder.

SECTION 5: NON-COMPETITION AGREEMENT
- ------------------------------------

Without the consent in writing of the Board of Directors of Employer, during the Period of Employment and for a period of two years after termination of Employee's employment for any reason whatsoever, Employee will not permit his name to be used by, or engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as more than a five percent (5%) stockholder, investor, officer or director of

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a corporation or as an employee, agent, associate or consultant of any person, partnership or corporation, any business in competition with the business carried on in the United States by Employer and the parent company and subsidiaries of Employer.

SECTION 6: GOVERNING LAW
- ------------------------

This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New Jersey, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

SECTION 7: NO ATTACHMENT
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Except as required by law, no right to receive any payment or benefit under this
Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

SECTION 8: ARBITRATION
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Any claim, controversy or dispute arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration by an independent impartial arbitrator in accordance with the rules of the American Arbitration Association then obtaining. The decision of the arbitrator shall be final and binding and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

In any such claim, controversy or dispute involving a request for relief by way of injunction to prevent the disclosure or further disclosure of confidential information belonging to Employer, the arbitrator shall be appointed by the American Arbitration Association without submission of any such list of prospective arbitrators to the parties, and the proceedings shall be carried out as expeditiously as possible by the parties without undue delay.

SECTION 9: NOTICES
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All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or

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certified mail -- addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party.

     If to the Employee:
          Name
          Address
     If to the Employer:
          Chairman
          Address

     In lieu of personal notice by deposit in the U.S. mail, a party may give notice by telegram, telex or telecopier.

SECTION 10: MISCELLANEOUS
- -------------------------

This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Employer and its successors, whether by merger, combination sale of assets or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                              United Water Resources

                                              By:  DONALD L. CORRELL
                                                   ----------------------------
                                                          Chairman

                                                   RICHARD B. MC GLYNN
                                                   ----------------------------
                                                      Richard B. McGlynn

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